UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

FORM 8-K
_______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2017

_______________________________

SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware
(State or Other Jurisdiction
of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

350 East Las Olas Boulevard Suite 1600 Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

(203) 682-8331
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events

On September 1, 2017, The Circuit Court of Cook County, Illinois entered an order dismissing with prejudice, plaintiff’s Amended Complaint in the State of Illinois action captioned, Paul Berger on behalf of himself and all others similarly situated v. Ecolab Inc. as Defendant, and Swisher Hygiene Inc. as Nominal Defendant, Case No. 2015 CH 13325 (Ill. Cir. Ct. Cook Co.).

As previously disclosed in filings by Swisher Hygiene Inc. (the “Company”) with the Securities and Exchange Commission, on September 8, 2015, Paul Berger (“Plaintiff”) filed a lawsuit in Cook County, Illinois seeking to be certified as a class action (Paul Berger v. Swisher Hygiene Inc., et al., Case No 2015 CH 13325 (Ill. Cir. Ct. Cook Co.)), and seeking to challenge the sale transaction pursuant to which the Company sold substantially all of its United States operating assets and business to Ecolab Inc. Defendants filed motions to dismiss Plaintiff’s lawsuit, and on November 17, 2016, the Court granted Defendants’ motions, and granted Plaintiff leave to amend its complaint against Defendant Ecolab Inc. and Nominal Defendant Swisher Hygiene Inc. Plaintiff filed its Amended Complaint against Defendant Ecolab Inc. and Nominal Defendant Swisher Hygiene Inc. on December 15, 2016 containing a claim against Ecolab Inc. for aiding and abetting the directors’ alleged breaches of fiduciary duties, and a derivative claim alleging that the Company fraudulently transferred its assets to Ecolab Inc. On February 10, 2017, Ecolab Inc. and the Company filed motions to dismiss the Amended Complaint, which, as noted above, were granted on September 1, 2017. Plaintiff has 30 days from the date of the Court’s order to appeal its ruling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: September 7, 2017	By:	/s/ Richard L. Handley
Richard L. Handley
Chairman, President and Secretary